EXHIBIT 32.1

Certifications of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Houston Wire & Cable Company (the “Corporation”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles A. Sorrentino, as Chief Executive Officer of the Corporation, and Nicol G. Graham, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Charles A. Sorrentino
Charles A. Sorrentino
Chief Executive Officer
November 6, 2006

/s/ Nicol G. Graham
Nicol G. Graham
Chief Financial Officer
November 6, 2006

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Houston Wire & Cable Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.